UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 12, 2014

Dear Stockholder,
We recently mailed proxy materials to you for the Special Meeting of Stockholders to approve the proposed merger of Inland Diversified with Kite Realty Group Trust to be held on June 24, 2014, and according to our records, your vote has not yet been received.
The Board of Directors of Inland Diversified unanimously recommends that stockholders vote “FOR” the proposals set forth in the proxy statement that was previously sent to you, including the proposed merger. For more information concerning the proposals, you can listen to a rebroadcast of the May 13, 2014 webcast featuring officers of Inland Diversified and Kite Realty discussing the proposed merger and/or read the Merger Highlights summary that was sent to you on May 15, 2014. Both the webcast and the Merger Highlights summary can be accessed on the first page of our website (www.inlanddiversified.com) by clicking on the appropriate item.
Your vote is extremely important and your shares cannot be voted unless you give your specific instructions. Please vote today by using the toll free telephone voting service or the internet as described in the enclosed proxy card. You may also vote by signing, dating and returning the enclosed proxy card in the envelope provided.
If you have any questions regarding voting, you may call our proxy solicitor, Morrow & Co., LLC, toll free at 800.449.0910.

Sincerely,

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks
Chairman of the Board of Directors

Enclosures

Additional Information and Where to Find It
This letter may be deemed solicitation material in respect of the proposed merger (the “Merger”) of Inland Diversified with and into a direct wholly owned subsidiary of Kite. In connection with the Merger, Kite has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed acquisition of Inland Diversified by Kite. BEFORE MAKING ANY VOTING DECISION, INLAND DIVERSIFIED’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of Inland Diversified’s filings with the SEC from Inland Diversified’s website at http://www.inlanddiversified.com, and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at http://www.kiterealty.com.
Inland Diversified and Kite and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Inland Diversified’s executive officers and directors in Inland Diversified’s definitive proxy statement filed with the SEC on April 16, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Kite’s executive officers and trustees in Kite’s definitive proxy statement filed with the SEC on April 8, 2014 in connection with its 2014 annual meeting of shareholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from Inland Diversified or Kite using the sources indicated above.
This letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.